Exhibit 99.1

3D Systems Announces Final 2023 Financial Results and Dates for Q1 and Q2 2024 Earnings Releases

•	Company plans to file its 2023 Annual Report on Form 10-K after market on August 13, 2024

•	Significant filing delays and added costs were experienced due to extended close activities and related audit procedures in connection with the 2023 audit

•	Final 2023 financial results yielded no change to revenue, and slight improvement in net loss, versus preliminary results filed on February 28, 2024

•	No restatement of prior years’ results

•	Consistent with prior disclosures, the planned transition of the company’s independent audit firm began in Q1 of 2024

•

Company plans to release Q1’24 financial results on or about August 19, 2024 and Q2’24 financial results the week of August 26, 2024, followed by a call with investors to discuss results for the first half and outlook for the full year

ROCK HILL, South Carolina, August 13, 2024 – 3D Systems (NYSE:DDD) (“the Company”) today announced that it plans to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”) after market.

In connection with the Company’s efforts as it concluded its audit, certain reclassifications and adjustments were made to its fourth quarter and full year 2023 financial results, originally furnished to the SEC on the Company’s Current Report on Form 8-K filed on February 28, 2024. Revisions relate primarily to a reduction in the impairment of goodwill, a decrease in interest income and changes in certain expenses. Supplemental financial statements and GAAP to non-GAAP reconciliations are included in the Appendix. Changes to originally reported information are shown below:

Unaudited	Three Months Ended December 31, 2023		Year Ended December 31, 2023
(in thousands, expect per share data)	Preliminary - Previously Filed	Final - To Be Filed	Preliminary - Previously Filed	Final - To Be Filed
Revenue	$114,848	$114,848	$488,069	$488,069
Gross profit	$46,348	$43,957	$198,812	$196,421
Operating loss	$(335,594)	$(327,295)	$(414,303)	$(406,004)
Net loss attributable to 3D Systems Corporation	$(300,412)	$(292,668)	$(370,432)	$(362,688)
Diluted loss per share	$(2.30)	$(2.25)	$(2.85)	$(2.79)
Non-GAAP measures for year-over-year comparisons (1)
Non-GAAP gross profit margin	41.9%	39.8%	41.1%	40.6%
Adjusted EBITDA	$(12,260)	$(13,993)	$(24,525)	$(26,258)
Non-GAAP diluted loss per share	$(0.11)	$(0.13)	$(0.26)	$(0.28)

(1)	See “Presentation of Information in this Press Release” below for a description, and the Appendix for the reconciliation of non-GAAP measurements to the most closely comparable GAAP measure.

The Company also announced that it expects general and administrative (G&A) operating expenses for 2024 to be higher than original estimates, driven by external auditor fees and outside services related to the completion of the 2023 Form 10-K. These fees incurred by the Company, while transitory in nature, are expected to total over $9 million, approximately $7.5 million higher than anticipated in the original operating expense guidance provided for the full year. From a timing standpoint, the Company expects approximately 65% of these cost overruns occurred in Q1, approximately 25% in Q2, with the balance anticipated in Q3. It is important to note that, with the transition of audit responsibilities to a new firm, the Company expects a substantial improvement in operating expenses beginning in Q4.

The Company plans to release its financial results for the first quarter 2024 on or about August 19, 2024 in conjunction with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 with the SEC. In addition, the Company expects to release financial results for the second quarter 2024 during the week of August 26, 2024. Following its second quarter earnings release, the Company will host a conference call and simultaneous webcast to discuss its results for first half 2024 and outlook for the remainder of year.

About 3D Systems

More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction – empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the Company is available at www.3DSystems.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the Company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s periodic filings with the SEC, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Presentation of Information in this Press Release

3D Systems reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including: non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP diluted income (loss) per share, and Adjusted EBITDA. These non-GAAP measures exclude certain items that management does not view as part of 3D Systems’ core results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide meaningful information regarding the comparison of period-over-period results. Additionally, management uses the non-GAAP measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated in the same manner as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:

•	amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;

•	costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;

•	stock-based compensation expenses, a non-cash expense;

•	charges related to restructuring and cost optimization plans, impairment charges, including goodwill, and divestiture gains or losses;

•	certain compensation expense related to the 2021 Volumetric acquisition; and

•	costs, including legal fees, related to significant or unusual litigation matters.

Amortization of intangibles and acquisition and divestiture-related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the company’s products or services. Additionally, intangible assets amortization expense typically fluctuates based on the size and timing of the company’s acquisition activity. Accordingly, the company believes excluding the amortization of intangible assets enhances the company’s and investors’ ability to compare the company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, the expense is non-cash in nature, and we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Charges related to restructuring and cost optimization plans, impairment charges, including goodwill, divestiture gains or losses, and the costs, including legal fees, related to significant or unusual litigation matters are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period.

Additionally, impairment charges, including goodwill, are non-cash. Furthermore, the company believes the costs, including legal fees, related to significant or unusual litigation matters are not indicative of our core business’ operations. Finally, 3D Systems excludes contingent consideration recorded as compensation expense related to the 2021 Volumetric acquisition from non-GAAP measures as management evaluates financial performance excluding this expense, which is viewed by management as similar to acquisition consideration.

The matters discussed above are tax effected, as applicable, in calculating non-GAAP diluted income (loss) per share.

Adjusted EBITDA, defined as net income, plus income tax (provision) benefit, interest and other income (expense), net, stock-based compensation expense, amortization of intangible assets, depreciation expense, and other non-GAAP adjustments, all as described above, is used by management to evaluate performance and helps measure financial performance period-over-period.

A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying schedules.

3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The company is unable to provide a quantitative reconciliation of forward-looking non-GAAP gross profit margin, Adjusted EBITDA, and non-GAAP operating expense to the most directly comparable forward-looking GAAP measures without unreasonable effort because certain items, including litigation costs, acquisition expenses, stock-based compensation expense, intangible assets amortization expense, restructuring expenses, and goodwill impairment charges are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

3D Systems Corporation

Unaudited Consolidated Balance Sheets

December 31, 2023 and December 31, 2022

(in thousands, except par value)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$331,525	$388,134
Short-term investments	—	180,603
Accounts receivable, net of reserves — $3,389 and $3,114	101,497	93,886
Inventories	152,188	137,832
Prepaid expenses and other current assets	42,612	33,790

Total current assets	627,822	834,245
Property and equipment, net	64,461	58,072
Intangible assets, net	62,724	90,230
Goodwill	116,082	385,312
Operating lease right-of-use assets	58,406	39,502
Finance lease right-of-use assets	12,174	3,244
Long-term deferred income tax assets	4,230	7,038
Other assets	44,761	28,970

Total assets	$990,660	$1,446,613

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities:
Current operating lease liabilities	$9,924	$8,343
Accounts payable	49,757	53,826
Accrued and other liabilities	49,460	56,264
Customer deposits	7,599	6,911
Deferred revenue	30,448	26,464

Total current liabilities	147,188	151,808
Long-term debt, net of deferred financing costs	319,356	449,510
Long-term operating lease liabilities	56,795	38,499
Long-term deferred income tax liabilities	5,162	7,631
Other liabilities	33,400	47,461

Total liabilities	561,901	694,909
Commitments and contingencies (Note 23)
Redeemable non-controlling interest	2,006	1,760
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; shares issued 133,619 and 131,207 as of December 31, 2023 and 2022, respectively	134	131
Additional paid-in capital	1,577,519	1,547,597
Accumulated deficit	(1,106,650)	(743,962)
Accumulated other comprehensive loss	(44,250)	(53,822)

Total stockholders’ equity	426,753	749,944

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$990,660	$1,446,613

3D Systems Corporation

Unaudited Consolidated Statements of Operations

Year Ended December 31, 2023, 2022 and 2021

	Year Ended December 31,
(in thousands, except per share amounts)	2023	2022	2021
Revenue:
Products	$328,731	$395,396	$428,742
Services	159,338	142,635	186,897

Total revenue	488,069	538,031	615,639
Cost of sales:
Products	203,258	237,386	245,169
Services	88,390	86,412	106,692

Total cost of sales	291,648	323,798	351,861

Gross profit	196,421	214,233	263,778
Operating expenses:
Selling, general and administrative	210,172	244,181	227,697
Research and development	89,466	87,071	69,150
Impairments of goodwill and intangible assets	302,787	—	—

Total operating expenses	602,425	331,252	296,847

Loss from operations	(406,004)	(117,019)	(33,069)
Interest and other income (expense), net	43,692	(3,790)	352,609

(Loss) income before income taxes	(362,312)	(120,809)	319,540
Benefit (provision) for income taxes	641	(2,140)	2,512
Loss on equity method investment, net of income taxes	(1,282)	—	—

Net (loss) income before redeemable non-controlling interest	(362,953)	(122,949)	322,052
Less: net loss attributable to redeemable non-controlling interest	(265)	(238)	—

Net (loss) income attributable to 3D Systems Corporation	$(362,688)	$(122,711)	$322,052

Net (loss) income per common share
Basic	$(2.79)	$(0.96)	$2.62

Diluted	$(2.79)	$(0.96)	$2.55

Weighted average shares outstanding:
Basic	129,944	127,818	122,867

Diluted	129,944	127,818	126,334

3D Systems Corporation

Unaudited Consolidated Statements of Operations

Three Months Ended December 31, 2023, 2022 and 2021

	Three Months Ended December 31,
(in thousands, except per share amounts)	2023	2022	2021
Revenue:
Products	$74,763	$94,734	$117,572
Services	40,085	37,998	33,298

Total revenue	114,848	132,732	150,870
Cost of sales:
Products	49,816	55,541	64,918
Services	21,075	22,561	19,734

Total cost of sales	70,891	78,102	84,652

Gross profit	43,957	54,630	66,218
Operating expenses:
Selling, general and administrative	59,549	58,783	50,897
Research and development	22,513	23,891	19,163
Impairments of goodwill and intangible assets	289,190	—	—

Total operating expenses	371,252	82,674	70,060

Loss from operations	(327,295)	(28,044)	(3,842)
Interest and other income (expense), net	34,001	1,666	(1,787)

Loss before income taxes	(293,294)	(26,378)	(5,629)
Benefit (provision) for income taxes	1,045	771	(571)
Loss on equity method investment, net of income taxes	(535)	—	—

Net loss before redeemable non-controlling interest	(292,784)	(25,607)	(6,200)
Less: net loss attributable to redeemable non-controlling interest	(116)	(54)	—

Net loss attributable to 3D Systems Corporation	$(292,668)	$(25,553)	$(6,200)

Net loss per share available to 3D Systems Corporation common stockholders
Basic	$(2.25)	$(0.20)	$(0.05)

Diluted	$(2.25)	$(0.20)	$(0.05)

3D Systems Corporation

Unaudited Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2023	2022	2021
Cash flows from operating activities:
Net (loss) income before redeemable non-controlling interest	$(362,953)	$(122,949)	$322,052
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion of debt discount	36,053	38,686	34,623
Stock-based compensation	23,504	42,415	55,153
Loss on short-term investments	6	3,146	—
Non-cash operating lease expense	9,267	6,366	5,681
Provision for inventory obsolescence and revaluation	6,350	2,586	(2,909)
Loss on hedge accounting de-designation and termination	—	—	721
Provision for bad debts	595	562	232
Loss (gain) on the disposition of businesses, property, equipment and other assets	6	104	(350,846)
Gain on debt extinguishment	(32,181)	—	—
Benefit for deferred income taxes and reserve adjustments	(2,412)	(2,518)	(11,679)
Loss on equity method investment	1,282	—	—
Impairments of assets	304,698	4,095	1,676
Changes in operating accounts:
Accounts receivable	(6,186)	8,144	(11,912)
Inventories	(20,555)	(51,082)	7,866
Prepaid expenses and other current assets	(7,961)	8,229	(8,106)
Accounts payable	(5,526)	(3,787)	27,159
Deferred revenue and customer deposits	1,245	(6,947)	(3,325)
Accrued and other liabilities	(12,933)	10,702	(12,389)
All other operating activities	(12,994)	(7,773)	(5,850)

Net cash (used in) provided by operating activities	(80,695)	(70,021)	48,147

Cash flows from investing activities:
Purchases of property and equipment	(27,183)	(20,907)	(18,791)
Purchases of short-term investments	—	(384,388)	—
Sales and maturities of short-term investments	180,925	200,314	—
Proceeds from sale of assets and businesses, net of cash sold	194	325	421,485
Acquisitions and other investments, net of cash acquired	(29,152)	(103,699)	(139,685)
Other investing activities	—	—	(2,454)

Net cash provided by (used in) investing activities	124,784	(308,355)	260,555

Cash flows from financing activities:
Proceeds from borrowings	—	—	460,000
Debt issuance costs	—	—	(13,466)
Repayment of borrowings/long-term debt	(100,614)	—	(21,392)
Purchase of non-controlling interests	—	(2,300)	(6,300)
Taxes paid related to net-share settlement of equity awards	(5,211)	(10,864)	(12,619)
Other financing activities	(644)	(651)	(423)

Net cash (used in) provided by financing activities	(106,469)	(13,815)	405,800

Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,516	(5,804)	(9,243)

Net (decrease) increase in cash, cash equivalents and restricted cash	(58,864)	(397,995)	705,259

Cash, cash equivalents and restricted cash at the beginning of the year [a]	391,975	789,970	84,711

Cash, cash equivalents and restricted cash at the end of the year [a]	$333,111	$391,975	$789,970

(a)

The amounts for cash and cash equivalents shown above include restricted cash of $119, $114 and $313 as of December 31, 2023, 2022 and 2021, respectively, which are included in prepaid expenses and other current assets. In addition, included in cash and cash equivalents above as of December 31, 2023 and 2022 is $1,467 and $3,727 of restricted cash, which, is included in other non-current assets.

Appendix

3D Systems Corporation

Unaudited Reconciliations of GAAP to Non-GAAP Measures

Three Months Ended December 31, 2023 and 2022.

Constant Currency Revenue (4)

	Three Months Ended December 31,				Constant Currency (1)
(in thousands)	2023	2022	$ Change	% Change	FX Effect (2)	% Change (3)
Healthcare Solutions	$51,188	$60,694	$(9,506)	(15.7)%	$454	(16.4)%
Industrial Solutions	63,660	72,038	(8,378)	(11.6)%	1,196	(13.3)%

Total revenue	$114,848	$132,732	$(17,884)	(13.5)%	$1,650	(14.7)%

(1)

To assist in the analysis of the Company’s revenue trends, the Company estimated the impact of foreign exchange on year-over-year revenue growth by recasting revenue for the three months ended December 31, 2023 by applying the foreign exchange rates used to translate 2022 non-US functional currency revenue to 2023 non-US functional currency revenue.

(2)	Represents the estimated impact on “as reported” revenue due to changes in foreign currency exchange rates
(3)	Represents the % increase or decrease in revenue excluding the estimated “FX effect”
(4)	Amounts in table may not foot due to rounding

	Year Ended December 31,				Constant Currency (1)
(in thousands)	2023	2022	$ Change	% Change	FX Effect (2)	% Change (3)
Healthcare Solutions	$213,216	$260,988	$(47,772)	(18.3)%	$817	(18.6)%
Industrial Solutions	274,853	277,043	(2,190)	(0.8)%	971	(1.1)%

Total revenue	$488,069	$538,031	$(49,962)	(9.3)%	$1,788	(9.6)%

(1)

To assist in the analysis of the Company’s revenue trends, the Company estimated the impact of foreign exchange on year-over-year revenue growth by recasting revenue for the year ended December 31, 2023 by applying the foreign exchange rates used to translate 2022 non-US functional currency revenue to 2023 non-US functional currency revenue.

(2)	Represents the estimated impact on “as reported” revenue due to changes in foreign currency exchange rates
(3)	Represents the % increase or decrease in revenue excluding the estimated “FX effect”
(4)	Amounts in table may not foot due to rounding

Gross Profit and Gross Profit Margin (1)

	Three Months Ended December 31,
(in thousands)	2023		2022
	Gross Profit	Gross Profit Margin (2)	Gross Profit	Gross Profit Margin (2)
GAAP	$43,957	38.3%	$54,630	41.2%
Amortization expense included in Cost of sales	382		(398)
Restructuring expense included in Cost of sales	1,427		—

Non-GAAP	$45,766	39.8%	$54,232	40.9%

(1)	Amounts in table may not foot due to rounding
(2)	Calculated as non-GAAP gross profit as a percentage of total revenue.

	Year Ended December 31,
(in thousands)	2023		2022
	Gross Profit	Gross Profit Margin (2)	Gross Profit	Gross Profit Margin(2)
GAAP	$196,421	40.2%	$214,233	39.8%
Amortization expense included in Cost of sales	506		14
Restructuring expense included in Cost of sales	1,427		—

Non-GAAP	$198,354	40.6%	$214,247	39.8%

(1)	Amounts in table may not foot due to rounding
(2)	Calculated as non-GAAP gross profit as a percentage of total revenue.

Appendix

3D Systems Corporation

Unaudited Reconciliations of GAAP to Non-GAAP Measures

Three and Twelve Months Ended December 31, 2023 and 2022

Net Loss to Adjusted EBITDA (1)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net loss attributable to 3D Systems Corporation	$(292,668)	$(25,553)	$(362,688)	$(122,711)
Interest income, net	(3,092)	(2,522)	(16,210)	(6,541)
(Benefit) provision for income taxes	(1,045)	(771)	(641)	2,140
Depreciation expense	5,656	5,104	21,346	21,096
Amortization expense	2,391	5,207	12,067	15,480
Stock-based compensation expense	8,361	10,980	23,504	42,489
Acquisition and divestiture-related expense	(1,202)	2,978	(1,070)	12,360
Legal expense	3,174	(1,418)	8,053	19,062
Restructuring expense	4,774	381	11,487	733
Net loss attributable to redeemable non-controlling interest	(116)	(54)	(265)	(238)
Loss (income) on equity method investment, net of income taxes	535	—	1,282	—
Goodwill and other assets impairment charges	290,148	3	304,359	18
Gain on repurchase of debt	(32,181)	—	(32,181)	—
Other non-operating expense	1,272	857	4,699	10,331

Adjusted EBITDA	$(13,993)	$(4,808)	$(26,258)	$(5,781)

(1)	Amounts in table may not foot due to rounding

Appendix

3D Systems Corporation

Unaudited Reconciliations of GAAP to Non-GAAP Measures

Three and Twelve Months Ended December 31, 2023 and 2022

Non-GAAP Diluted Loss per Share (1)(2)

	Three Months Ended December 31,		Year Ended December 31,
(in dollars)	2023	2022	2023	2022
Diluted loss per share	$(2.25)	$(0.20)	$(2.79)	$(0.96)
Amortization expense	0.02	0.04	0.09	0.12
Stock-based compensation expense	0.06	0.09	0.18	0.33
Acquisition and divestiture-related expense	(0.01)	0.02	(0.01)	0.10
Legal expense	0.03	(0.01)	0.06	0.17
Restructuring expense	0.04	—	0.09	0.01
Goodwill and other assets impairment charges	2.23	—	2.35	—
Gain on repurchase of debt	(0.25)	—	(0.25)	—

Non-GAAP diluted loss per share	$(0.13)	$(0.06)	$(0.28)	$(0.23)

(1)	Amounts in table may not foot due to rounding
(2)	Amounts in table are stated per share